EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the annual report of LF Capital Acquisition Corp. II (the “Company”) on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Elias Farhat, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 23, 2023

By:	/s/ Elias Farhat
Name:	Elias Farhat
Title:	Chief Executive Officer
(Principal Executive Officer)